EXHIBIT 99.2

MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2010	2009	2010	2009

NET REVENUES	$5,174,969	$5,184,056	$16,268,038	$16,093,166

COST OF GOODS SOLD:
Cost of goods sold, excluding depreciation and amortization, product warranty, shipping and freight	2,595,733	2,298,917	7,576,338	7,474,487
Depreciation and amortization	85,247	140,331	300,932	397,447
Product warranty	468,261	497,635	1,456,124	939,135
Shipping and freight	146,992	144,652	414,244	408,417
Total cost of goods sold	3,296,233	3,081,535	9,747,638	9,219,486

GROSS PROFIT	1,878,736	2,102,521	6,520,400	6,873,680

OTHER COSTS AND EXPENSES:
Research and development	367,310	321,839	1,080,194	1,043,085
Selling, general and administrative, excluding depreciation and amortization	2,227,374	2,154,973	6,177,517	7,431,654
Depreciation and amortization	45,432	87,305	183,230	273,705
Impairment charge	–	1,121,401	–	1,121,401
Litigation settlement	–	–	–	(1,500,000)
Total other costs and expenses	2,640,116	3,685,518	7,440,941	8,369,845

LOSS FROM OPERATIONS	(761,380)	(1,582,997)	(920,541)	(1,496,165)

Other income	213,769	–	213,769	–
Interest expense	(89,347)	(72,712)	(266,116)	(201,868)
Interest income	46	70	117	3,037
Gain (loss) on change in fair value of warrant liabilities	4,924	–	(38)	–
Amortization of debt discount on convertible debt	(37,856)	(28,211)	(105,708)	(54,422)

LOSS BEFORE INCOME TAXES	(669,844)	(1,683,850)	(1,078,517)	(1,749,418)
Benefit (Provision) for income taxes	(2,033,167)	188,102	(1,934,579)	214,329

NET LOSS	$(2,703,011)	$(1,495,748)	$(3,013,096)	$(1,535,089)

LOSS PER SHARE
Basic and diluted	$(0.22)	$(0.13)	$(0.25)	$(0.13)

WEIGHTED AVERAGE SHARES USED TO COMPUTE LOSS PER SHARE
Basic and diluted	12,291,692	11,723,716	12,025,210	11,720,761

The above results of operations and following Balance Sheets and Statements of Cash Flows, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), will be presented in the Company’s 10-Q for the quarter ended March 31, 2010.  We encourage you to review the accompanying notes to these condensed consolidated statements, found in that filing.

MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2010	June 30,
ASSETS	(Unaudited)	2009
CURRENT ASSETS:
Cash and cash equivalents	$157,744	$550,602
Accounts receivable, net	3,089,290	3,427,550
Inventories, net	6,850,273	6,392,441
Taxes receivable	77,264	20,257
Deferred tax assets	–	830,447
Prepaid expenses and other current assets	330,371	541,153
Total Current Assets	10,504,942	11,762,450

PROPERTY AND EQUIPMENT, NET	1,700,126	2,096,986

OTHER ASSETS:
Goodwill and other intangible assets, net	3,584,231	3,584,231
Deferred tax assets	–	279,486
Other assets	87,534	75,159
Total Other Assets	3,671,765	3,938,876

TOTAL ASSETS	$15,876,833	$17,798,312

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	1,420,280	1,128,187
Accrued compensation and benefits	563,245	690,948
Other accrued expenses and current liabilities	561,572	1,151,325
Short-term capital lease obligation	–	69,815
Accrued product warranty costs	435,967	436,578
Deferred rent liability	30,572	63,863
Deferred revenue	41,952	209,079
Total Current Liabilities	3,053,588	3,749,795

OTHER LIABILITIES:
Long-term debt	3,188,189	2,749,132
Deferred rent liability	34,853	58,010
10% subordinated debt, net of discount of $296,121 in March and $401,830 in June	953,879	848,170
Deferred revenue, less current portion	–	38,708
Deferred tax liabilities	854,414	–
Total Other Liabilities	5,031,335	3,694,020

TOTAL LIABILITIES	8,084,923	7,443,815

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred Stock, $.001 par value
Authorized 5,000,000 shares; none issued	–	–
Common Stock, $.001 par value 25,000,000 shares authorized;
issued and outstanding, respectively, 13,370,041 and 12,699,914 shares in March and 12,397,757 and 11,771,966 shares in June	12,700	11,772
Additional paid-in capital	13,158,093	13,000,680
Accumulated other comprehensive income (loss)	(28,360)	216
Accumulated deficit	(5,350,523)	(2,658,171)
Total Shareholders' Equity	7,791,910	10,354,497

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$15,876,833	$17,798,312

MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,013,096)	$(1,535,089)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	545,321	713,961
Stock-based compensation expense	470,679	580,502
Deferred income taxes	1,934,579	(214,329)
Impairment charge	–	1,121,401
Provision for (reduction of) inventory obsolescence reserves	(20,053)	39,479
Provision for returns and doubtful accounts allowance	109,239	7,655
Amortization of debt discount on convertible debt	105,708	54,422
Loss on change in fair value of warrant liabilities	38	–
Changes in operating assets and liabilities:
Accounts receivable	207,602	160,797
Inventories	(429,411)	2,618,756
Income taxes	(29,086)	(14,908)
Prepaid expenses and other current assets	165,886	7,546
Accounts payable	293,197	(1,725,191)
Accrued compensation and benefits	(131,042)	(203,327)
Other accrued expenses and current liabilities	(562,170)	(1,018,262)
Accrued product warranty costs	(611)	117,912
Deferred rent liability	(56,448)	(35,288)
Deferred revenue	(205,835)	(294,091)
Net cash provided (used) by operating activities	(615,503)	381,946

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(148,461)	(688,085)
Net cash used in investing activities	(148,461)	(688,085)

CASH FLOWS FROM FINANCING ACTIVITIES
Decrease in restricted cash	32,515	–
Bank credit line proceeds (repayments)	439,057	(256,769)
Capital lease obligation repayments	(69,815)	(339,668)
Proceeds from issuance of subordinated convertible debt	–	1,250,000
Net cash provided by financing activities	401,757	653,563
Effect of exchange rate changes on cash and cash equivalents	(30,651)	(35,453)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(392,858)	311,971

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	550,602	236,571

CASH AND CASH EQUIVALENTS, END OF PERIOD	$157,744	$548,542

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$221,369	$177,271
Income taxes paid	$49,160	$14,908

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
Capital lease additions	$–	$528,488

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